EXHIBIT 10.9


                     FORMATION AND CAPITALIZATION AGREEMENT

        This Formation and Capitalization Agreement (this "Agreement") is entered into as of the 30th day of December, 1996 by and between Snyder Oil Corporation, a Delaware corporation ("Snyder"), SOCO International, Inc., a Delaware corporation ("SOCO International"), SOCO International Holdings, Inc., a Delaware corporation ("Holdings"), SOCO International Operations, Inc., a Delaware corporation ("Operations") and Edward T. Story, Jr., a resident of the State of Texas ("Story").

        WHEREAS, SOCO International is a wholly owned subsidiary of Snyder;

        WHEREAS, SOCO International has recently incorporated and organized Operations and Holdings as wholly-owned subsidiaries of SOCO International;

        WHEREAS, SOCO International owns beneficially and of record one share of the common stock of Operations ("Operations Common Stock") and one share of the common stock of Holdings ("Holdings Common Stock");

        WHEREAS, pursuant to that certain agreement by and between Snyder and Story dated as of April 30, 1993 (the "1993 Agreement"), Story holds a non-compensatory option (the "Option") to acquire 100 shares of common stock
(10% of the then outstanding shares) of SOCO International, which Option was received in exchange for common stock of SOCO International then held by Story;

        WHEREAS, Story and International desire to capitalize Operations and Holdings by contributing the assets described herein to such corporations in the manner set forth herein, subject to the assumption of the liabilities described herein;

        NOW THEREFORE, in consideration of the premises set forth above, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  DEFINITIONS.

                    (a) "EFFECTIVE TIME" shall mean 9:00 a.m. (Houston time) on the date first set forth above.

                    (b) "CAIRN SHARES" shall mean the shares of capital stock of Cairn Energy Plc owned beneficially or of record by SOCO International immediately prior to the Effective Time.

                    (c) "HOLDINGS ASSETS" shall mean SOCO International's right, title and interest in any rights, privileges, powers, franchises, properties or assets related to the Cairn Shares, (including any dividends and distributions with respect thereto) immediately prior to the Effective Time.

                    (d) "OPERATIONS ASSETS" shall mean SOCO International's right, title and interest in any rights, privileges, powers, franchises, properties or assets immediately prior to the Effective Time, but specifically excluding the Holdings Assets.

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



                    (e) "LIABILITIES" shall mean all losses, claims, taxes, fines, penalties, damages, costs (including costs of investigation) expenses (including reasonable legal fees and expenses) and other liabilities, whether joint or several.

                    (f)   "INTERCOMPANY   DEBT"  shall  mean  the   intercompany
          indebtedness owed by SOCO International to Snyder as of the Effective Time, which had a balance of $34,504,390 as of November 30, 1996.

                    (g) "HOLDINGS LIABILITIES" shall mean SOCO International's Liabilities related to the Holdings Assets and (ii) the Intercompany Debt.

                    (h) "OPERATIONS LIABILITIES" shall mean SOCO International's Liabilities relating to the Operations Assets, but specifically excluding the Holdings Liabilities.

                    (i) "SOCO INTERNATIONAL INDEMNIFIED PARTIES" shall mean SOCO International and its subsidiaries (other than Operations, Holdings and their respective subsidiaries) and any officer, director, employee, agent or other representative thereof (individually, a "SOCO International Indemnified Party").

                    (j) "OPERATIONS INDEMNIFIED PARTIES" shall mean Operations and its subsidiaries and any officer, director, employee, agent or other representative thereof (individually, an "Operations Indemnified Party").

                    (k) "HOLDINGS INDEMNIFIED PARTIES" shall mean Holdings and its subsidiaries and any officer, director, employee, agent or other representative thereof (individually, an "Holdings Indemnified Party").

        2. CAPITALIZATION OF OPERATIONS. (a) Effective as of the Effective Time, SOCO International and Story hereby contribute to Operations the assets described in paragraphs (b) and (c) hereof, respectively. In consideration for such contributions, Operations hereby issues shares of Operations Common Stock to SOCO International and Story in the respective amounts set forth below:

                                                                   TOTAL SHARES
                                                                   OF OPERATIONS
              SHARES OF OPERATIONS   SHARES OF OPERATIONS        COMMON STOCK OWNED
                 COMMON STOCK        COMMON STOCK TO BE        IMMEDIATELY FOLLOWING
SHAREHOLDER    CURRENTLY OWNED    ISSUED AT EFFECTIVE TIME        EFFECTIVE TIME
-----------    ---------------    ------------------------     ---------------------
SOCO                 1                    899                         900
International
Story                0                    100                         100
                     -                    ---                       -----
Total                1                    999                       1,000
                     =                    ===                       =====

          (b) Effective as of the Effective Time, (i) SOCO International hereby transfers, sells, assigns, bargains and conveys to Operations all of SOCO International's right, title and interest in the Operations Assets, and (ii) Operations hereby assumes all of the Operations Liabilities.

        (c) Effective as of the Effective Time, Story hereby (i) transfers, sells, assigns, bargains and conveys to Operations such portion of Story's right, title and interest in the Option as it relates

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

to the right to purchase 45.65 shares of the common stock of SOCO International (together with 45.65% of Story's remaining rights under the 1993 Agreement), and
(ii) delivers to Operations a recourse promissory note from Story in the principal amount of $269,563.25 and substantially in the form attached hereto as Exhibit A (the "Operations Note").

        (d) Effective as of the Effective Time, Operations hereby delivers to International and Story certificates for the shares of Operations Common Stock issued pursuant to this Section 2.

        3. CAPITALIZATION OF HOLDINGS. (a) Effective as of the Effective Time, SOCO International and Story hereby contribute to Holdings the assets described in paragraphs (b) and (c) hereof, respectively. In consideration for such contributions, Holdings hereby issues shares of Holdings Common Stock to SOCO International and Story in the respective amounts set forth below:

                                                                    TOTAL SHARES
                                                                     OF HOLDINGS
                 SHARES OF HOLDINGS    SHARES OF HOLDINGS        COMMON STOCK OWNED
                  COMMON STOCK        COMMON STOCK TO BE        IMMEDIATELY FOLLOWING
SHAREHOLDER      CURRENTLY OWNED    ISSUED AT EFFECTIVE TIME       EFFECTIVE TIME
-----------      ---------------    ------------------------    ---------------------
SOCO
International               1                    899                     900
Story                       0                    100                     100
                            -                    ---                   -----
Total                       1                    999                   1,000
                            =                    ===                   =====

        (b) Effective as of the Effective Time, (i) SOCO International hereby transfers, sells, assigns, bargains and conveys to Holdings all of SOCO International's right, title and interest in all of the Holdings Assets, and
(ii) Holdings hereby assumes the Holdings Liabilities.

        (c) Effective as of the Effective Time, Story hereby (i) transfers, sells, assigns, bargains and conveys to Holdings such portion of Story's right, title and interest in the Option as it relates to the right to purchase 54.35 shares of the common stock of SOCO International (together with 54.35% of Story's remaining rights under the 1993 Agreement), and (ii) delivers to Holdings a recourse promissory note from Story in the principal amount of $320,936.75 and substantially in the form attached hereto as Exhibit A (the "Holdings Note"). The parties hereto acknowledge that after the transfer of the Option pursuant to Sections 2(c) and 3(c) hereof, Story shall have no further rights under the Option or the 1993 Agreement, and all such rights shall be transferred to Operations and Holdings in the respective amounts set forth herein. In accordance with paragraph 8 of the 1993 Agreement, Snyder hereby consents to the assignments of the Option contemplated by this Agreement.

        (d) Effective as of the Effective Time, Holdings hereby delivers to International and Story certificates for the shares of Holdings Common Stock issued pursuant to this Section 3.

        4.  INDEMNIFICATION.

        (a) Operations shall defend, indemnify and hold harmless the SOCO International Indemnified Parties and the Holdings Indemnified Parties against any and all Operations Liabilities, whether or not the result of the sole or partial negligence or otherwise culpable conduct or fault of one or more of the SOCO International Indemnified Parties or the Holdings Indemnified Parties.

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



        (b) Holdings shall defend, indemnify and hold harmless the SOCO International Indemnified Parties and the Operations Indemnified Parties against any and all Holdings Liabilities, whether or not the result of the sole or partial negligence or otherwise culpable conduct or fault of one or more of the SOCO International Indemnified Parties or the Operations Indemnified Parties.

        5. INDEMNIFICATION PROCEDURE. Each person to be indemnified pursuant to this Agreement (an "Indemnified Party") agrees to give prompt notice to the indemnifying party of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such Indemnified Party (each a "Third Party Claim"), in respect of which indemnity may be sought by such Indemnified Party under this Agreement; provided that the omission so to promptly notify the indemnifying party with respect to a Third Party Claim brought against or sought to be collected from such Indemnified
Party will not relieve the indemnifying party from any Liability that it may have to such Indemnified Party under this Agreement except to the extent that such failure has materially prejudiced such indemnifying party with respect to the defense of such Third Party Claim. If any Indemnified Party shall seek indemnity under this Agreement with respect to a Third Party Claim brought against or sought to be collected from such Indemnified Party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party to an Indemnified Party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such Indemnified Party that such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party and the Indemnified Party are both named parties to any such action, claim or demand and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. Notwithstanding the foregoing provisions of this Section 5, the indemnifying party shall not (A) without the prior written consent of an Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such Indemnified Party for a Third Party Claim brought against or sought to be collected from such Indemnified Party, unless such settlement includes an unconditional release, in form and substance satisfactory to the Indemnified Party, of such Indemnified Party from all Liability arising out of such proceeding (provided that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such Indemnified Party in accordance with this Agreement in the event that a Third Party Claim is subsequently brought against or sought to be collected from such Indemnified Party) or (B) be liable for any settlement of any Third Party Claim brought against or sought to be collected from an Indemnified Party effected without such indemnifying party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the Indemnified Party from and against any loss, liability, claim, damage or expense by reason or such settlement or judgment. The indemnification required by this Agreement shall be made by payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

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



        6. REPRESENTATIONS. In order to induce each other party to enter into this Agreement, each party hereto hereby represents and warrants to each other party hereto that (a) this Agreement has been duly authorized by such party by all necessary corporate action (to the extent such party is a corporation), (b) such party has the legal capacity to enter into this Agreement (to the extent such party is an individual), (c) the performance by such party of the obligations contemplated hereby to be performed by such party do not conflict with the organizational documents (to the extent such party is a corporation) or any agreement, judgment, order, law, regulation, rule or instrument to which such party is subject. Without limiting the generality of the foregoing, Snyder and Story each represent that the 1993 Agreement and the Option granted therein are in full force and effect, that such party is not in breach thereof and that such party has not assigned or transferred any rights thereunder, or attempted to do so, except as expressly contemplated by this Agreement.

        7. SECURITIES LAW MATTERS. SOCO International and Story represent to each other and to Operations and Holdings that they are knowledgeable and sophisticated investors with respect to the type of business to be conducted by Operations and Holdings and that they have had access to such information as they have requested in connection therewith. SOCO International and Story acknowledge that the shares of Operations Common Stock and Holdings Common Stock received by them will not be registered under the federal or any state securities laws, that no party shall have any obligation to register such shares, and that no sale, transfer or other disposition of such shares may be made without registration or an exemption therefrom. The certificates for shares of the Operations Common Stock and Holdings Common Stock shall bear such legends as the issuer thereof shall deem appropriate with respect to the foregoing.

        8. FURTHER ASSURANCES. (a)If at any time after the date hereof either Operations or Holdings shall consider or be advised that any deeds, bills of sale, stock powers, assignments, other documents or assurances or any other acts or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, any of the rights, privileges, powers, franchises, properties or assets purported to be transferred pursuant hereto, SOCO International or Story, as applicable, shall execute and deliver all such deeds, bills of sale, stock powers, assignments, other documents and assurances and do all such other acts and things necessary, desirable or proper to vest, perfect or confirm the right, title or interest of Operations or Holdings, as the case may be, in, to or under any of the rights, privileges, powers, franchises, properties or assets purported to be transferred pursuant hereto.

               (b) If at any time after the date hereof SOCO International shall consider or be advised that assumptions, other documents, assurances or other acts or other things are necessary, desirable or proper for Operations or Holdings, as the case may be, to effectively assume any of the obligations or liabilities purported to be assumed hereby, Operations or Holdings, as the case may be, shall execute and deliver all such assumptions, other documents and assurances and do all such other acts and things necessary, desirable or proper to effectively assume any of the obligations or liabilities purported to be assumed hereby.

               (c) Notwithstanding the foregoing or the terms and conditions of such additional documents, acts or things, such additional documents, acts or things shall neither increase nor decrease the scope of the assignment and assumption contemplated by this Agreement.

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



        9. ASSIGNMENT. Except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the written consent of the other parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        10. PARTIES IN INTEREST. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation or other entity other than the parties hereto, the SOCO International Indemnified Parties, the Operations Indemnified Parties and the Holdings Indemnified Parties, and their respective successors and permitted assigns.

        11. WAIVERS, ETC. No failure or delay on the part of the parties hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any parties therefrom shall in any event be effective unless the same shall be in writing and signed by all such parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given and only against those parties who have executed such writing.

        12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any thereof which may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their reasonable efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

        13. NOTICES. Any notices to be given hereunder shall be in writing and shall be deemed to be sufficiently given when delivered personally or sent certified or registered mail, postage prepaid and return receipt requested, or by telecopy, and if intended for Story addressed to:

        Edward T. Story, Jr.
        SOCO International, Inc.
        1221 Lamar Street, Suite 1200
        Houston, Texas  77010
        Telecopy No.:  (713) 646-6676

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or if intended for Snyder, SOCO International, Operations or Holdings,
addressed to:

          Snyder Oil Corporation
          777 Main Street, Suite 2500
          Fort Worth, Texas  76012
          Attention: General Counsel
          Telecopy No.:  (817) 882-5982

Any party hereto may change the address for receiving notice upon notice to the other parties given in the manner set forth in this Section 13.

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          15. AMENDMENT. This Agreement may be amended or otherwise modified only by a writing duly executed by each of the parties hereto or their respective successors or assigns.

          16. HEADINGS. The section headings used in this Agreement are for convenience only and shall not be considered a part of, or affect the construction or interpretation of, any provisions of this

Agreement.

          17. EXECUTION OF COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together for all purposes shall constitute one agreement.

        EXECUTED as of the day and year first written above.

                                         SNYDER OIL CORPORATION

                                         By:/s/Thomas J. Edelman
                                         -----------------------
                                         Name:  Thomas J. Edelman
                                         Title:  President

                                              SOCO INTERNATIONAL, INC.

                                          By:/s/Edward T. Story, Jr.
                                          --------------------------
                                          Name:  Edward T. Story, Jr.
                                          Title:  President

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


                                          SOCO INTERNATIONAL HOLDINGS, INC.

                                          By:/s/Edward T. Story, Jr.
                                          --------------------------
                                          Name:  Edward T. Story, Jr.
                                          Title:  President

                                          SOCO INTERNATIONAL OPERATIONS, INC.

                                          By:/s/Edward T. Story, Jr.
                                          --------------------------
                                          Name:  Edward T. Story, Jr.
                                          Title:  President

                                          /s/Edward T. Story, Jr.
                                          -----------------------
                                          EDWARD T. STORY, JR.

                                        8